Exhibit 99.1
Black Nickel Acquisition Corp I, Inc. and Subsidiary
Introduction to Unaudited Pro Forma Condensed
Consolidated Financial Statements
Inferx Corporation
a)	issued the Promissory Notes for bridge financing in the amount of $350,000, and issued 132 shares of stock as a guarantee for the bridge debt (which will convert to 250,000 post-merger shares of Black Nickel);

b)	agreed to issue 100% of the outstanding shares of the Company for 5,350,000 common shares of Black Nickel, which is 5,600,000 shares of common stock net of the 250,000 shares issued as a guarantee of the bridge debt (see (a));

c)	will receive the Private Placement cash of a maximum of $1,000,000 of which $350,000 will be used to repay the Promissory Notes and the remaining $650,000 will be available to the Company to use as working capital, net of approximately $85,000 that will be needed to pay for closing costs, and cannot use the $565,000 to repay the SBA Loan. In exchange for the $1,000,000 the investors of the Private Placement will receive 2,000,000 units at a price of $0.50 per unit. Each unit consists of 1 share, 1 Class A Warrant and 1 Class B Warrant. All shares and Warrants shall have anti dilution protection prior to the time of the effective registration statement covering such shares. In the event that the Company obtains additional financing prior to an effective registration statement, the shares of stock shall be increased in the event that the financing is at a per share price less than $0.50 per share, and the exercise prices for the Class A and Class B Warrants shall be reduced to the price of the shares in such future financing;

d)	the Class A Warrants are exercisable at any time for shares of stock at an exercise price of $0.50 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by Black Nickel if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.50 per share. 1,000,000 warrants shall be callable by Black Nickel if either Black Nickel or the Company is awarded a contract with a guaranteed minimum revenue of at least $1,000,000 with a department of the United Sates Government (not including the Missile Defense Agency) to deploy its existing technology for threat detection or other application;

e)	the Class B Warrants are exercisable at any time for shares of stock at an exercise price of $0.62 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by the Company if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.86 per share;

f)	shall keep 1,200,000 of the existing shares outstanding in Black Nickel to their shareholders; and

g)	shall reserve for a period of two (2) years from the closing of the Reverse Merger, no more than 2,200,000 shares of stock for a stock option plan, and any options granted under this plan will be subject to an exercise price of not less than $0.50 per share.
For accounting purposes, the transaction is treated as a reverse merger, whereby Inferx Corporation becomes the accounting acquirer. The Company was incorporated on May 26, 2005, and has done no business to date. There only activity has been formation costs which were funded through a private placement of $50,000. Inferx, was incorporated in Virginia in 1992, and was formed to develop and market computer applications software systems, programming services, and related software products and automation systems.
The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Black Nickel and Inferx at June 30, 2006.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 include the operations of Black Nickel and Inferx for the six months ended June 30, 2006. Additionally, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 reflect the results of Inferx for the full year and Black Nickel for the period May 26, 2005 (inception) through December 31, 2005 as if the proposed combination of the companies had occurred at the beginning of 2005.
The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.
The accompanying notes are an integral part of the financial statements.

Black Nickel Acquisition Corp I, Inc. and Subsidiary
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements
The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at June 30, 2006 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 to reflect the proposed combination of Black Nickel and Inferx.
(a)	Issuance of 5,350,000 shares of the Company’s common stock, which is the 5,600,000 shares of common stock net of the 250,000 shares of stock issued as a guarantee of the bridge debt, in exchange for 100% (2,953 shares) of Inferx common shares;
(b)	Receipt of the $1,000,000 private placement that went to repay the $350,000 promissory notes of Inferx and provided $650,000 in working capital for the issuance of 2,000,000 units that consist of 1 share, 1 Class A warrant and 1 Class B warrant. The price for all components were derived utilizing the relative fair value approach stipulated in APB 14. The Company anticipates the payment of approximately $85,000 in closing costs, which will reduce additional paid in capital on this transaction;
(c)	Record the issuance of 250,000 shares for the providing of the bridge promissory notes to Inferx in May 2006. The value of these shares is based on the stock price of $0.265 per share determined based on the relative fair value calculation stipulated in APB 14 or $66,250;
(d)	To record the redemption of 300,000 shares (and subsequent cancellation) of Black Nickel in reverse merger for $300, leaving 1,200,000 shares in Black Nickel to be held by current shareholders; and
(e)	Assuming no shares issued under stock option plan and no granting of stock options.
(f)	To reflect income tax effect.
The Class A warrants were valued utilizing Black-Scholes with:
•	Stock price — $0.50 per share

•	Strike price — $0.50 per share

•	Expected Life of Warrant — 5 yrs.

•	Annualized Volatility — 50%

•	Discount Rate — 3.50%

•	Annual Rate of Quarterly Dividends — None

•	Call Option Value — $0.237

The Class B warrants were valued utilizing Black-Scholes with:
•	Stock price — $0.625 per share

•	Strike price — $0.50 per share

•	Expected Life of Warrant — 5 yrs.

•	Annualized Volatility — 50%

•	Discount Rate — 3.50%

•	Annual Rate of Quarterly Dividends — None

•	Call Option Value — $0.206
The warrants issued to the investors were recognized in accordance with EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” The warrants were issued with exercise prices noted above. These warrants were considered “out-of-the-money” at the commitment date. The Company has valued these as paid in capital with a value of $469,725.
Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

	Period Ended June 30, 2006	Year Ended December 31, 2005
Black Nickel’s weighted average shares outstanding
Before merger	1,500,000	1,500,000
Shares issued in transaction
Inferx shareholders	5,350,000	5,350,000
Shares issued in private placement	2,000,000	2,000,000
Shares for promissory note	250,000	250,000
Redemption of shares	(300,000)	(300,000)

After merger	8,800,000	8,800,000

BLACK NICKEL ACQUISITION CORP I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

	BLACK
	NICKEL	INFERX	NOTE	ADJUSTMENTS	PROFORMA

CURRENT ASSETS
Cash and cash equivalents	$8,128	$48,595	(b)	$1,000,000	$622,023
			(b)	(85,000)
			(b)	(350,000)
			(d)	300
Accounts receivable, net	—	24,998		—	24,998
Unbilled receivables	—	9,999		—	9,999
Prepaid expenses and other current assets	4,166	7,505		—	11,671

Total Current Assets	12,294	91,097		565,300	668,691

Fixed assets, net of depreciation	—	31,696		—	31,696

OTHER ASSETS
Computer software development costs, net	—	425,045		—	425,045

Total Other Assets	—	425,045		—	425,045

TOTAL ASSETS	$12,294	$547,838		$565,300	$1,125,432

CURRENT LIABILITIES
Accounts payable	$—	$79,165		$—	$79,165
Accrued expenses	5,167	81,682		—	86,849
Current portion of notes payable	—	72,956		—	72,956
Promissory notes	—	350,000	(b)	(350,000)	—
Unearned revenue	—	9,999		—	9,999

Total Current Liabilities	5,167	593,802		(350,000)	248,969

LONG-TERM LIABILITIES
Notes payable, net of current portion	—	377,769		—	377,769

Total Long-Term Liabilities	—	377,769		—	377,769

TOTAL LIABILITIES	5,167	971,571		(350,000)	626,738

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—		—	—
Common stock	150	2,947	(a)	560	905
			(a)	(2,947)
			(b)	200
			(c)	25
			(d)	(30)
Additional paid in capital	49,850	649,981	(a)	(39,926)	1,640,700
			(a)	(560)
			(b)	530,075
			(b)	(85,000)
			(c)	66,225
			(d)	330
Additional paid in capital — warrants	—	—	(b)	469,725
Accumulated deficit	—	(1,076,661)	(c)	(66,250)	(1,142,911)
Defict accumulated during the development stage	(42,873)	—	(a)	42,873	—

Total Stockholders’ Equity (Deficit)	7,127	(423,733)		915,300	498,694

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,294	$547,838		$565,300	$1,125,432

See notes to pro forma condensed consolidated financial statements.

BLACK NICKEL ACQUISITION CORP I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006

	BLACK
	NICKEL	INFERX	NOTE	ADJUSTMENTS	PROFORMA
REVENUES	$—	$74,995		$—	$74,995

COSTS OF REVENUES
Direct labor and other fringes	—	95,276		—	95,276
Amortization of computer software development costs	—	88,502		—	88,502

Total costs of revenues	—	183,778		—	183,778

GROSS PROFIT (LOSS)	—	(108,783)		—	(108,783)

OPERATING EXPENSES
Indirect and overhead labor and fringes	—	73,945		—	73,945
Professional fees	4,167	23,707		—	27,874
Advertising and marketing	—	54,433		—	54,433
Commissions and consulting fees	—	104,864		—	104,864
Travel related costs	—	9,677		—	9,677
Rent	—	52,591		—	52,591
General and administrative	20,873	26,086	(c)	66,250	113,209
Depreciation	—	7,543		—	7,543

Total Operating Expenses	25,040	352,846		66,250	444,136

OTHER (EXPENSE)
Interest expense, net	—	(10,835)		—	(10,835)

Total Other (Expense)	—	(10,835)		—	(10,835)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(25,040)	(472,464)		(66,250)	(563,754)
Provision for income taxes	—	—	(f)	—	—

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(25,040)	$(472,464)		$(66,250)	$(563,754)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.02)	$(169.83)		N/A	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,500,000	2,782		—	8,800,000

See notes to pro forma condensed consolidated financial statements.

BLACK NICKEL ACQUISITION CORP I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	BLACK
	NICKEL	INFERX	NOTE		ADJUSTMENTS	PROFORMA

REVENUES	$—	$225,275			$—	$225,275

COSTS OF REVENUES
Direct labor and other fringes	—	31,897			—	31,897
Amortization of computer software development costs	—	177,003			—	177,003

Total costs of revenues	—	208,900			—	208,900

GROSS PROFIT (LOSS)	—	16,375			—	16,375

OPERATING EXPENSES
Indirect and overhead labor and fringes	—	108,368			—	108,368
Professional fees	—	52,731			—	52,731
Advertising and marketing	—	127,652			—	127,652
Commissions and consulting fees	—	49,899			—	49,899
Travel related costs	—	31,141			—	31,141
Rent	—	97,734			—	97,734
General and administrative	18,107	44,204	(c	)	66,250	128,561
Depreciation	—	14,770			—	14,770

Total Operating Expenses	18,107	526,499			66,250	610,856

OTHER INCOME (EXPENSE)
Interest expense, net	274	(16,196)			—	(15,922)

Total Other Income (Expense)	274.00	(16,196)			—	(15,922)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(17,833)	(526,320)			(66,250)	(610,403)
Provision for income taxes	—	—	(f	)	—	—

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(17,833)	$(526,320)			$(66,250)	$(610,403)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.01)	$(200.35)			N/A	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,500,000	2,627			—	8,800,000

See notes to pro forma condensed consolidated financial statements.